UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2012

Parametric Sound Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-54020	27-2767540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1941 Ramrod Avenue, Suite #100
Henderson, Nevada 89014

(Address of Principal Executive Offices)

____________________

888-477-2150

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a)	On February 15, 2012, Parametric Sound Corporation (the “Company”) held its annual meeting of stockholders.

1.	The following members were elected to the Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and have qualified:

Name	For	Against or Withheld	Broker Non-Votes
Elwood G. Norris	13,103,195	208,330	5,762,055
Robert M. Kaplan, Ph.D.	13,221,527	89,998	5,762,055
Seth Putterman, Ph.D.	13,223,977	87,548	5,762,055
Kenneth F. Potashner	12,718,713	592,812	5,762,055

2.	The stockholders approved an amendment to the Company’s Articles of Incorporation to effect a reverse stock split at a ratio of between 1 for 2 and 1 for 10, as determined by the Company’s Board of Directors, at any time before September 30, 2012. The results of the voting were as follows:

For	Against	Abstain
18,417,741	622,383	33,456

3.	The stockholders approved the 2012 Stock Option Plan of the Company. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
12,187,631	1,068,234	55,660	5,762,055

4.	The stockholders ratified the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as its independent registered public accounting firm for the fiscal year ending September 30, 2012. The results of the voting were as follows:

For	Against	Abstain
18,989,593	39,139	44,848

Item 7.01. Regulation FD Disclosure.

At the Annual Meeting of Stockholders held on February 15, 2012, the Company made a presentation which included certain non-public information.  A copy of this presentation is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. The information contained in the presentation and under this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability provisions of that section.

9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Annual Meeting Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 15, 2012

Parametric Sound Corporation By: /s/ James A. Barnes James A. Barnes Chief Financial Officer, Treasurer and Secretary